Exhibit 99.1

TransAtlantic Petroleum Announces Third Quarter 2019 Financial Results and Provides an Operations Update

Hamilton, Bermuda (November 12, 2019) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced its financial results for the quarter ended September 30, 2019 and provided an operations update. Additional information can be found on the Company’s website at http://www.transatlanticpetroleum.com.

Summary

•	Net income was $1.1 million for the third quarter of 2019, as compared to a net loss of $0.01 million for the second quarter of 2019 and a net loss of $1.7 million for the third quarter of 2018.
•

Average daily net sales volumes were 2,662 barrels of oil equivalent per day (“BOEPD”) in the third quarter of 2019, as compared to 2,873 BOEPD in the second quarter of 2019 and 2,917 BOEPD in the third quarter of 2018. Average daily net sales volumes for the trailing seven-day period were 2,745 BOEPD.

•	Revenues were $14.7 million for the third quarter of 2019, as compared to $17.2 million for the second quarter of 2019 and $20.1 million for the third quarter of 2018.
•	Operating income was $4.1 million for the third quarter of 2019, as compared to $6.3 million for the second quarter of 2019 and $11.0 million for the third quarter of 2018.
•	Adjusted EBITDAX was $7.8 million for the third quarter of 2019, as compared to $10.7 million for the second quarter of 2019 and $13.9 million for the third quarter of 2018.[1]
•

Net debt was $11.6 million as of September 30, 2019, as compared to $17.5 million as of June 30, 2019.[2]  Bank debt was reduced by $5.8 million in the third quarter of 2019, and capital expenditures were $10.2 million for the third quarter of 2019.

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of the press release.
[2]

Net debt is a non-GAAP financial measure consisting of total debt as reflected on the Company’s balance sheet minus cash and cash equivalents as reflected on the Company’s balance sheet. For September 30, 2019, total debt was $26.1 million, and cash and cash equivalents was $14.5 million. For June 30, 2019, total debt was $31.2 million, and cash and cash equivalents was $13.7 million.

Third Quarter 2019 Results of Operations

	For the Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net Sales:
Oil (MBBL)	237	253	261
Natural gas (MMCF)	47	48	45
Total net sales (MBOE)	245	261	268
Average net sales (BOEPD)	2,662	2,873	2,917
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$60.12	$66.57	$76.32
Oil ($/Bbl hedged)	$60.12	$66.57	$74.36
Natural gas ($/MCF)	$6.18	$5.41	$4.23

The Company had net income of $1.1 million, or $0.02 per share (basic and diluted), for the three months ended September 30, 2019, as compared to a net loss $0.01 million, or $0.00 per share (basic and diluted), for the three months ended June 30, 2019, and a net loss of $1.7 million, or $0.03 per share (basic and diluted), for the three months ended September 30, 2018.  Total revenues were $14.7 million for the three months ended September 30, 2019, as compared to $17.2 million for the three months ended June 30, 2019 and $20.1 million for the three months ended September 30, 2018. Capital expenditures and seismic and corporate expenditures totaled $10.2 million for the three months ended September 30, 2019, as compared to $6.2 million for the three months ended June 30, 2019 and $6.1 million for the three months ended September 30, 2018.

Adjusted EBITDAX was $7.8 million for the three months ended September 30, 2019, as compared to $10.7 million for the three months ended June 30, 2019 and $13.9 million for the three months ended September 30, 2018.

Operational Update

Southeastern Turkey

Molla

Yeniev Field

In the third quarter of 2019, completion operations continued on the Yeniev-4 well, which had been drilled to a total measured depth of 9,520 feet targeting the Bedinan, Hazro, and Mardin formations. The Company successfully recovered 84 feet of core from the Bedinan sandstone, which is currently undergoing analysis to assist in infill development planning and secondary recovery evaluation. The well was completed naturally in the lower Bedinan sandstone with an unstimulated initial production rate of 167 barrels of oil per day (“Bopd”).  In the third quarter of 2019, the Company drilled the Yeniev-5 well to a total measured depth of 7,060 feet targeting the Mardin formation. The Company successfully recovered 159 feet of core from two intervals within the Mardin, both of which showed live streaming oil on the cores. Completion operations are ongoing.

In October 2019, the Company drilled the Yeniev-6 well to a total measured depth of 9,650 feet, targeting the Mardin and Bedinan formations. Completion operations are ongoing.

The West Yeniev-1 well underwent production optimization with the installation of artificial lift in the third quarter of 2019.  Production increased to 173 Bopd from 104 Bopd when the well was flowing naturally. Further production optimization is planned in the fourth quarter of 2019 with the goal of further increasing production.

Bahar Field

The Company drilled the Bahar-12 well in the third quarter of 2019, targeting the Bedinan and Hazro formations. A three-stage Bedinan stimulation was executed. The well had an initial production rate of 382 Bopd flowing naturally.  The Company successfully recovered a total of 274 feet of core from intervals within the Bedinan and Hazro formations. The Company intends to analyze the cores to assist in optimizing reservoir development.

Bati-Yasince Field

In the third quarter of 2019, the Company reentered the Bati-Yasince-1 well, targeting the Hazro formation. The Company drilled the well to a total measured depth of 8,628 feet. Completion operations are ongoing.

Arpatepe Field

In the third quarter of 2019, the Company engaged in technical design and planning of a water-flood of the Arpatepe field. Following completion of the design and planning, the Company plans to recomplete the Arpatepe-2 well as a water injection well and execute the first phase of the water-flood.

Selmo

During the third quarter of 2019, the Company continued recompletion, workover, and production optimization operations in the Selmo field.

Northwestern Turkey

Thrace Basin BCGA

The Company continues to evaluate its prospects in the Thrace Basin’s Basin Center Gas Accumulation (“Thrace Basin BCGA”) in light of the recent exploration activity by Valeura Energy Inc. with its partner Equinor ASA (formerly Statoil ASA) on a license directly adjacent to the Company’s 120,000 net acres in the Thrace Basin of which the Company believes approximately 50,000 net acres (100% working interest, 87.5% net revenue interest) is in the Thrace Basin BCGA.

In the second quarter of 2019, the Company drilled the Karli-1 well to a total measured depth of 1,289 feet and encountered several shallow gas sand intervals. While the shallow gas horizon proved non-productive, the well is strategically positioned to test the Company’s Thrace Basin BCGA acreage.

Bulgaria

The Company is currently evaluating future activity in Bulgaria.

Conference Call

The Company will host a live webcast and conference call on Wednesday, November 13, 2019 at 7:30 a.m. Central time (8:30 a.m. Eastern time) to discuss third quarter 2019 financial results and provide an operations update. Investors who would like to participate in the conference call should call (877) 878-2762 or (678) 809-1005 approximately ten minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 1544107.

A live webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the webcast and replay, click on “Investors,” select “Events and Presentations,” and click on “Listen to webcast” under the event list. The webcast requires IOS, Microsoft Windows Media Player, or RealOne Player.

A telephonic replay of the call will be available through November 15, 2019 and may be accessed by dialing (855) 859 -2056 or (404) 537-3406. The conference ID is 1544107.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues:
Total revenues	$14,653	$20,140	$50,909	$55,264
Costs and expenses:
Production	3,162	2,307	8,376	7,980
Transportation and processing	1,262	1,054	3,802	3,385
Exploration, abandonment and impairment	488	162	6,267	393
Seismic and other exploration	48	122	233	340
General and administrative	2,503	2,539	8,247	9,662
Depreciation, depletion and amortization	3,021	2,938	10,179	10,673
Accretion of asset retirement obligations	56	35	157	124
Total costs and expenses	10,540	9,157	37,261	32,557
Operating income	4,113	10,983	13,648	22,707
Other (expense) income:
Interest and other expense	(2,780)	(2,776)	(7,769)	(7,649)
Interest and other income	381	211	534	842
Gain (loss) on commodity derivative contracts	403	(1,290)	(30)	(5,156)
Foreign exchange loss	(797)	(2,991)	(2,185)	(6,987)
Total other expense	(2,793)	(6,846)	(9,450)	(18,950)
Income before income taxes	1,320	4,137	4,198	3,757
Income tax expense	(250)	(5,857)	(7,039)	(8,258)
Net income (loss)	1,070	(1,720)	(2,841)	(4,501)
Other comprehensive loss:
Foreign currency translation adjustment	808	(11,765)	(3,834)	(23,217)
Comprehensive income (loss)	$1,878	$(13,485)	$(6,675)	$(27,718)

Net income (loss) per common share
Basic net income (loss) per common share	$0.02	$(0.03)	$(0.05)	$(0.09)
Weighted average common shares outstanding	57,680	50,597	54,249	50,465
Diluted net income (loss) per common share	$0.02	$(0.03)	$(0.05)	$(0.09)
Weighted average common and common equivalent shares outstanding	57,680	50,597	54,249	50,465

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Nine Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$25,704	$25,216
Net cash used in investing activities	(25,188)	(20,962)
Net cash provided by (used in) financing activities	4,958	(2,440)
Effect of exchange rate changes on cash	(914)	(8,535)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$4,560	$(6,721)

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	September 30, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$14,452	$9,892
Accounts receivable, net
Oil and natural gas sales	12,032	12,912
Joint interest and other	1,567	982
Related party	853	878
Prepaid and other current assets	12,331	8,696
Derivative asset	384	–
Note receivable - related party	–	5,828
Inventory	4,804	5,167
Total current assets	46,423	44,355
Property and equipment:
Oil and natural gas properties (successful efforts method)
Proved	170,237	163,006
Unproved	14,911	15,695
Equipment and other property	13,091	14,408
	198,239	193,109
Less accumulated depreciation, depletion and amortization	(108,646)	(105,850)
Property and equipment, net	89,593	87,259
Other long-term assets:
Other assets	3,107	986
Note receivable - related party	4,150	–
Total other assets	7,257	986
Total assets	$143,273	$132,600
LIABILITIES, SERIES A PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,067	$3,896
Accounts payable - related party	3,552	2,922
Accrued liabilities	13,956	13,073
Derivative liability	414	–
Loans payable	18,912	22,000
Total current liabilities	42,901	41,891
Long-term liabilities:
Asset retirement obligations	4,836	4,667
Accrued liabilities	9,994	7,259
Deferred income taxes	22,720	20,314
Loans payable	7,143	–
Total long-term liabilities	44,693	32,240
Total liabilities	87,594	74,131
Commitments and contingencies
Series A preferred shares, $0.01 par value, 426,000 shares authorized; 426,000 shares issued and outstanding with a liquidation preference of $50 per share as of September 30, 2019 and December 31, 2018	21,300	21,300
Series A preferred shares-related party, $0.01 par value, 495,000 shares authorized; 495,000 shares issued and outstanding with a liquidation preference of $50 per share as of September 30, 2019 and December 31, 2018	24,750	24,750
Shareholders' equity:
Common shares, $0.10 par value, 200,000,000 shares authorized; 52,722,966 shares and 52,413,588 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	5,771	5,241
Treasury stock	(970)	(970)
Additional paid-in-capital	580,843	577,488
Accumulated other comprehensive loss	(145,855)	(142,021)
Accumulated deficit	(430,160)	(427,319)
Total shareholders' equity	9,629	12,419
Total liabilities, Series A preferred shares and shareholders' equity	$143,273	$132,600

Reconciliation of Net Income (Loss) to Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss)	$1,070	$(9)	$(1,720)	$(2,841)	$(4,501)
Adjustments:
Interest and other, net	2,399	2,532	2,565	7,235	6,807
Income tax expense	250	3,366	5,857	7,039	8,258
Exploration, abandonment, and impairment	488	666	162	6,267	393
Seismic and other exploration expense	48	108	122	233	340
Foreign exchange loss	797	115	2,991	2,185	6,987
Share-based compensation expense	119	77	122	298	340
(Gain) loss on commodity derivative contracts	(403)	323	1,290	30	5,156
Cash settlements on commodity derivative contracts	-	-	(511)	-	(3,710)
Accretion of asset retirement obligation	56	49	35	157	124
Depreciation, depletion, and amortization	3,021	3,442	2,938	10,179	10,673
Adjusted EBITDAX	$7,845	$10,669	$13,851	$30,782	$30,867

Adjusted EBITDAX is a non-GAAP financial measure that represents net income (loss) plus interest and other income, net, income tax expense, exploration, abandonment, and impairment, seismic and other exploration expense, foreign exchange loss, share-based compensation expense, (gain) loss on commodity derivative contracts, cash settlements on commodity derivative contracts, accretion of asset retirement obligation, and depreciation, depletion, and amortization.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion, and amortization, impairment of oil and natural gas properties, exploration expenses, and foreign exchange gains and losses among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income prepared in accordance with GAAP. Net income may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s drilling program, the evaluation of the Company’s prospects in southeastern Turkey, the Thrace Basin in northwestern Turkey, and Bulgaria, the drilling, completion, and cost of wells, the production and sale of oil and natural gas, and the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, exploration, production, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including sanctions, armed conflicts, and actions by insurgent groups; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas (“MCF”) to one stock tank barrel, or 42 U.S. gallons liquid volume (“BBL”), of oil. A BOE conversion ratio of six MCF to one BBL is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Tabitha T. Bailey

Vice President, General Counsel, and Corporate Secretary

(214) 265-4708

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway, Suite 200

Addison, Texas 75001

http://www.transatlanticpetroleum.com